SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


     April 14, 1997                       0-21845
Date of Report                         Commission File Number
Date of earliest event reported)


                 Wilshire Financial Services Group Inc.
       (Exact name of registrant as specified in its charter)


      Delaware                             93-1223879
(State or other jurisdiction      (I.R.S. Employer Identification
 of incorporation)                 Number)



                    1776 SW Madison Street
                    Portland, Oregon 97205
       (Address of principle executive offices)(Zip Code)
                       (503) 223-5600
       Registrant's telephone number, including area code

Item 4.  Changes in Registrant's Certifying Accountant.

On April 3, 1997, Wilshire Financial Services Group Inc. (the "Company") replaced Deloitte & Touche LLP as its independent auditors with Arthur Andersen LLP. The decision to change auditors was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors. The decision was based on Arthur Andersen's work with the Company over the past year, which included loan sale and securitization structuring, domestic and international tax consulting, international expansion planning and assisting the Company's savings and loan subsidiaries with their regulatory improvement activities. These services resulted in a significant portion of the fees paid to all public accounting firms during the past year. It was the Board's view that their appointment to the role of independent accountants will enhance the cohesiveness and service provided by one firm as the Company pursues its long-term goals and objectives. The firm's election as the Company's independent accountants is expected to be ratified at the annual meeting on May 12, 1997.

During the past two years and the interim period from December 31, 1996 until April 3, 1997, there have been no disagreements with Deloitte & Touche LLP regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Auditors' Report for the years ended December 31, 1996 and 1995 was unqualified with an emphasis paragraph highlighting the Company's savings and loan subsidiaries' regulatory agreements. A letter from Deloitte & Touche LLP is attached hereto as Exhibit 1.


Item 7  Financial Statements and Exhibits.

  (c)   Exhibits:

        Exhibit 1 - Letter to the Securities and Exchange
Commission from Deloitte & Touche LLP.

                         SIGNATURES

  Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                      WILSHIRE FINANCIAL SERVICES GROUP INC.


                      By: /s/ Chris Tassos
                            Chris Tassos
                            Chief Financial Officer


Date:  April 14, 1997

                                          Exhibit 1

             [Letterhead of Deloitte & Touche LLP]


April 14, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Sentence 1 of Paragraph 1 and in Sentences 1 and 2 of Paragraph 2 of Item 4 of Form 8-K of Wilshire Financial Services Group Inc. dated April 14, 1997. We have read Sentences 2 through 6 of Paragraph 1 of
Item 4 and we do not know what recommendations were made by the Audit Committee of the Board of Directors or the substance of their discussions.

Yours truly,

Deloitte & Touche LLP